As filed with the Securities and Exchange Commission on July 19, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-0361799
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15378 Avenue of Science, Suite 100

San Diego, California 92128

(Address of Principal Executive Offices including Zip Code)

(858) 679-2114

(Registrant’s Telephone Number, including Area Code)

2005 Equity Incentive Plan

(As amended and restated as of March 15, 2007)

(Full Title of the Plan)

THOMAS R. BROWN President and Chief Operating Officer, AMERICAN TECHNOLOGY CORPORATION 15378 Avenue of Science, Suite 100 San Diego, California 92128 (858) 676-1112	Copies to: JOSHUA E. LITTLE, ESQ. Durham Jones & Pinegar, P.C. 192 E. 200 N., Third Floor St. George, Utah 84770 (435) 674-0400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share	1,750,000	$ 3.25 - $ 4.03	$6,437,500	$197.63

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	This estimate is made pursuant to Rule 457(h) and (c) and solely for the purpose of calculating the registration fee and is determined according to the following offering price information:
•	Additional shares of common stock reserved for issuance under the American Technology Corporation 2005 Equity Incentive Plan, as amended (the “Plan”), being registered hereunder: 1,750,000
•	Shares of common stock subject to outstanding options at indicated exercise price: 500,000 at $3.25 per share and 500,000 at $3.58 per share
•	Shares of common stock reserved for issuance upon exercise of options to be granted in the future: 750,000
•	Shares previously registered pursuant to Form S-8 Registration Statement No. 333-125454: 3,249,564 shares

Pursuant to Rule 457(h) and (c), for all shares of Common Stock being registered hereunder with an exercise price which cannot be presently determined (750,000 shares), the Proposed Maximum Offering Price Per Share is $4.03 per share of Common Stock, which is based on the average of the high and low prices for the Registrant’s common stock as reported on Nasdaq Capital Market on July 17, 2007.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers the offer and sale of an additional 1,750,000 shares of our common stock, par value $0.00001 per share, for issuance under the 2005 Equity Incentive Plan, as amended. In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 Registration Statement File No. 333-125454 are hereby incorporated by reference.

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by us with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended September 30, 2006, filed with the SEC on January 8, 2007, and Amendment No. 1 thereto, filed on Form 10-K/A with the SEC on January 29, 2007.

(b)	Quarterly Report on Form 10-Q for the period ended December 31, 2006, filed with the SEC on February 9. 2007.

(c)	Quarterly Report on Form 10-Q for the period ended March 31, 2007, filed with the SEC on May 2, 2007.

(d)	Current Reports on Form 8-K filed on November 28, 2006, December 8, 2006, December 20, 2006, December 29, 2006, January 8, 2007, February 2, 2007, May 14, 2007, May 24, 2007 and June 29, 2007.

(e)	The description of our common stock contained in our Registration Statement on Form 10-SB, effective August 1, 1994, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 8.	EXHIBITS.

5.1	Opinion of Durham Jones & Pinegar, P.C.

23.1	Consent of Swenson Advisors, LLP.

23.2	Consent of BDO Seidman, LLP.

23.3	Consent of Durham Jones & Pinegar (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, American Technology Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 18, 2007.

AMERICAN TECHNOLOGY CORPORATION

By:	/s/ THOMAS R. BROWN
Thomas R. Brown, President, Chief Executive Officer, Interim Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Thomas R. Brown, with full power of substitution and resubstitution, his true and lawful attorney-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title	Date

/S/ THOMAS R. BROWN	President, Chief Executive Officer, Interim Chief	July 18, 2007
Thomas R. Brown	Financial Officer and Director (Principal Executive and Principal Financial Officer)

/S/ ELWOOD G. NORRIS	Chairman of the Board and Director	July 18, 2007
Elwood G. Norris

/S/ LAURA M. CLAGUE	Director	July 18, 2007
Laura M. Clague

/S/ DANIEL HUNTER	Director	July 18, 2007
Daniel Hunter

/S/ RAYMOND C. SMITH	Director	July 18, 2007
Raymond C. Smith

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EXHIBIT INDEX

Exhibit
5.1	Opinion of Durham Jones & Pinegar, P.C.*

23.1	Consent of Swenson Advisors, LLP.*

23.2	Consent of BDO Seidman, LLP.*

23.3	Consent of Durham Jones & Pinegar (included in Exhibit 5.1 hereto).*

24.1	Power of Attorney (included on signature page hereto).*

*	Filed herewith.